Exhibit 99.1

KemPharm Provides Corporate Update on Partnering Process for ADHD Prodrug Portfolio

Celebration, FL – December 19, 2018 – KemPharm, Inc. (NASDAQ: KMPH), a specialty pharmaceutical company engaged in the discovery and development of proprietary prodrugs, today provided a corporate update on the ongoing partnering process for its co-lead clinical development product candidates intended for the treatment of attention-deficit/hyperactivity disorder (ADHD), KP415 and KP484.  Both KP415 and KP484 are based on a prodrug of d-methylphenidate, and have been designed with differing extended-duration profiles.

“As we first announced in August, we have been working through a formal partnering process for our ADHD assets, KP415 and KP484, and to date, we have generated a significant amount of interest,” said Travis Mickle, Ph.D., President and Chief Executive Officer of KemPharm.  “A number of companies have signed confidentiality agreements with us and have been conducting due diligence.  From these efforts, we have received multiple early offers and indications of interest from both strategic and financial partners.  Our next step is to undertake a second round of discussions over the coming weeks with the parties that have indicated interest in partnering the ADHD assets, and with other parties that may come forward, as we seek to maximize shareholder value in finding the right partner and commercialization strategy for these product candidates.”

Dr. Mickle continued, “The interest in our ADHD product candidates was not a surprise to us based on our understanding of market dynamics and the ability of our prodrug approach to potentially meet key unmet needs voiced by prescribers and patients.  We remain emboldened by market research and the insights of ADHD opinion leaders that the potential for KP415 and KP484 to provide early onset of action, longer duration of therapy and lower abuse potential, has the potential to position both product candidates as differentiated methylphenidate products within the high-demand ADHD treatment landscape.  Although the partnering process will not be completed by year-end, and we cannot predict the ultimate result, we are encouraged by the activity level we have seen and believe that extending the process timeline is a strategic decision that will yield the best outcome for shareholders.”

About KemPharm:

KemPharm is a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its proprietary LAT™ (Ligand Activated Therapy) technology.  KemPharm utilizes its proprietary LAT technology to generate improved prodrug versions of FDA-approved drugs as well as to generate prodrug versions of existing compounds that may have applications for new disease indications.  KemPharm’s product pipeline is focused on the high need areas of ADHD, pain, and other central nervous system disorders.  Its co-lead clinical development candidates are KP415 and KP484, both based on a prodrug of d-methylphenidate, but with differing extended-duration profiles intended for the treatment of ADHD.  In addition, KemPharm has received FDA approval for APADAZ®, an immediate-release combination product containing benzhydrocodone, a prodrug of hydrocodone, and acetaminophen.  For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com or connect with us on Twitter, LinkedIn, Facebook and YouTube.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements about KemPharm’s plans to partner its ADHD assets and its views about the potential for those plans, and all other statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning KemPharm’s business are described in detail in KemPharm’s Annual Report on Form 10-K for the year ended December 31, 2017, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission.  KemPharm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Jason Rando / Joshua Drumm, Ph.D. Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com jdrumm@tiberend.com